Exhibit 10.7

Cancellation, Reallocation and Grant Agreement

This Cancellation, Reallocation and Grant Agreement dated March 28, 2018 and effective as of February 16, 2018 (as amended, modified, supplemented or restated from time to time, this “Agreement”), reflects certain agreements of Och-Ziff Capital Management Group LLC (the “Company”), Och-Ziff Holding Corporation, as the general partner of OZ Management LP (“OZM”) and OZ Advisors LP (“OZA”), Och-Ziff Holding LLC (together with Och-Ziff Holding Corporation, collectively, the “General Partners”), as the general partner of OZ Advisors II LP (“OZAII” and, together with OZM and OZA, the “Partnerships”), Daniel S. Och (the “Limited Partner”) and his Related Trusts named on the signature pages of this Agreement (the “Och Trusts”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in each of the limited partnership agreements of the Partnerships dated as of March 1, 2017 (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreements”).

WHEREAS, the Limited Partner and the General Partners entered into a Relinquishment Agreement, dated as of March 1, 2017 (the “Prior Relinquishment Agreement”), pursuant to which the Limited Partner and the Och Trusts agreed to cancel 30,000,000 Class A Common Units in each of the Partnerships in connection with the grants of Class D Common Units in each of the Partnerships to James S. Levin (“Levin”) pursuant to Partner Agreements between Levin and the Partnerships dated as of February 14, 2017 (the “Prior Levin Partner Agreements”) on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Amended and Restated Partner Agreements between Levin and the Partnerships, dated as of February 16, 2018 (the “Amended Levin Partner Agreements”), Levin has forfeited all 39,000,000 Class D Common Units that were granted under the Prior Levin Partner Agreements (the “Unit Forfeiture” and such units, the “Forfeited Units”);

WHEREAS, pursuant to the Prior Relinquishment Agreement, the Forfeited Units were reallocated to the Partnerships and automatically cancelled upon such reallocation;

WHEREAS, pursuant to the Prior Relinquishment Agreement, 30,000,000 of the Forfeited Units (the “DSO Reallocable Units”), following such reallocation and cancellation, were to have been subsequently re-issued in the form of Class A Common Units and reallocated to the Limited Partner and the Och Trusts;

WHEREAS, the Limited Partner and the Och Trusts intend to relinquish their right to receive all of the DSO Reallocable Units on the terms and subject to the conditions set forth herein, including that the Limited Partner may make Reallocations (as defined below) of Common Units in each Partnership to Limited Partners in an aggregate number up to 27,000,000 in such Partnership (one such Common Unit in each Partnership, collectively, a “Group Unit”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has approved the terms of this Agreement; and

WHEREAS, the Compensation Committee, as Administrator of the Och-Ziff Capital Management Group LLC 2013 Incentive Plan, as amended, modified, supplemented or restated from time to time (such plan, or a prior or subsequent plan, collectively, the “2013 Plan”), and pursuant to Section 3(b)(10) of the 2013 Plan, has delegated to the Limited Partner the authority to make Grants in the form of RSUs (as defined below) in lieu of Reallocations of Group Units, and to cause OZM to enter into Award Documents (as defined in the 2013 Plan) evidencing such Grants on such terms as determined by the Limited Partner in his discretion (subject to the terms and conditions of the 2013 Plan and this Agreement); provided that the aggregate number of RSUs and Group Units granted and reallocated by the Limited Partner pursuant to this Agreement does not exceed 27,000,000 (such delegated authority to the Limited Partner, the “Delegation”).

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Relinquishment of DSO Reallocable Units.

(a)	The Limited Partner and the Och Trusts hereby relinquish their right to receive any and all of the DSO Reallocable Units from the Partnerships pursuant to the Prior Relinquishment Agreement. The parties hereto agree that the Prior Relinquishment Agreement shall be replaced and superseded by this Agreement in its entirety.

(b)	The relinquishment of the right to receive the DSO Reallocable Units pursuant to Section 1(a) shall not affect the respective Capital Accounts of the Limited Partner and the Och Trusts in each of the Partnerships (or the federal income tax basis or other tax attributes of their respective Interests in each Partnership). This Agreement shall be treated as part of the Limited Partnership Agreement of each Partnership as described in Section 761(c) of the Code and sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

2.	Cancellation of Units. The General Partners represent and warrant to the Limited Partner, that effective as of February 16, 2018, the Forfeited Units were automatically cancelled upon their reallocation to the Partnerships.

3.	Future Reallocations Corresponding to DSO Reallocable Units.

(a)	The General Partners and the Limited Partner intend and agree to make future reallocations of Group Units which, together with any RSUs granted hereunder as provided in Section 3(b) below, correspond to up to 27,000,000 of the cancelled DSO Reallocable Units in each of the Partnerships (the “Maximum Amount”) in such amounts and on such vesting and other terms and conditions as determined by the Limited Partner in consultation with the Chief Executive Officer of the Company (the “CEO”) and the Compensation Committee (any such future reallocations, “Reallocations”); provided that any Reallocation to an executive officer of the Company shall also require the approval of the Compensation Committee. Except as provided in Section 3(b) below, all Reallocations shall be made in the form of Common Units in each Partnership and, notwithstanding Section 3.1(h) of the Limited Partnership Agreements, such Reallocations shall be made in the class and series of Common Units determined by the General Partners with the consent of the Limited Partner. Any Reallocation of Group Units shall be made by the General Partners and may only be made to an Active Individual LP or an individual in connection with his or her admission to the Partnerships. The General Partners and the Limited Partner intend to effect the Reallocations on or prior to December 31, 2018; it being understood that the timing of the Reallocations, which may be before or after December 31, 2018, shall be determined by the Limited Partner in his discretion in consultation with the CEO and the Compensation Committee.

(b)	In lieu of Reallocations, the Limited Partner may determine to make grants (“Grants”) of Class A restricted share units under the 2013 Plan (“RSUs”), provided that the aggregate number of Group Units and RSUs granted hereunder shall not exceed the Maximum Amount. Any Grant of RSUs (i) shall be made by the Limited Partner pursuant to and within the authority granted to him under the Delegation, (ii) may only be made to an eligible Participant (as defined in the 2013 Plan) and (iii) in all cases shall be subject to the terms and conditions of the 2013 Plan (including the maximum aggregate number of Class A Shares that may be delivered pursuant to Awards (as defined in the 2013 Plan) under the 2013 Plan), including but not limited to the requirement that any such Grant of RSUs be evidenced by an Award Document, the terms and conditions of which shall be determined by the Limited Partner in his discretion pursuant to the Delegation and in consultation with the CEO and the Compensation Committee as set forth in Section 3(a). The Limited Partner acknowledges and agrees that the Grants are conditional upon one Class A Share being reserved under the 2013 Plan for each RSU being granted on the proposed grant date, and if the 2013 Plan does not have the capacity at such time to reserve a sufficient number of Class A Shares then such RSUs shall not be granted unless and until the shareholders of Och-Ziff subsequently approve an amendment to the 2013 Plan to permit such reservations to be made.

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(c)	Upon forfeiture of any Group Units issued pursuant to a Grant, unless the Limited Partner and the General Partners otherwise agree in writing, such Group Units shall be cancelled and no longer remain outstanding. Upon forfeiture of any RSUs issued pursuant to a Grant, such RSUs shall be cancelled and shall no longer remain outstanding.

(d)	To the extent that any Group Units or RSUs that the Limited Partner proposes to reallocate or grant hereunder are not reallocated or granted as a result of any action or inaction by the Company, the General Partners or their respective affiliates (including as a result of the Compensation Committee not providing its approval of any Reallocation or Grant to an executive officer of the Company or the Company or its affiliates failing to hire any potential recipient), an equal number of Group Units shall be reallocated to DSO and the Och Trusts, pro rata based on the allocations that would have applied under the Prior Relinquishment Agreement, in the form of vested Class A Common Units.

4.	Representations and Warranties. Each of the parties represents and warrants to the others as follows: (a) in the case of the Company and the General Partners (the “OZ Parties”), it is duly organized, validly existing and in good standing under the laws of the jurisdiction where it purports to be organized; (b) such party has full power and authority (and, in the case of the Limited Partner, legal capacity) to enter into and perform its obligations under this Agreement; (c) all actions and approvals necessary to authorize such party’s signing and delivery of this Agreement, the performance of its obligations hereunder and the acknowledgements made by such party hereunder, have been duly taken; (d) in the case of an OZ Party, this Agreement has been duly signed and delivered by a duly authorized officer or other representative of such OZ Party; (e) this Agreement constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms (except as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally, and except that the availability of equitable remedies is subject to judicial discretion); (f) no consent, approval or notification of any other person or entity (including any governmental authority) is required in connection with the signing, delivery and performance of this Agreement by such party that have not been obtained; and (g) the signing, delivery and performance of this Agreement do not violate the organizational documents of such party (in the case of the OZ Parties) or any material agreement to which such party is a party or by which it is bound.

5.	Miscellaneous.

(a)	All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be made in the manner set forth in the Partnership Agreements.

(b)	This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Each party hereto (i) irrevocably submits to the jurisdiction of the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement and (ii) consents to the service of process by mail.

(c)	This Agreement may be executed in counterparts and signatures may be delivered by facsimile or by e-mail delivery of a “.pdf” format data file, each one of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

(d)	As used herein, (i) “or” shall mean “and/or”; (ii) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement; and (iii) “including” or “include” shall mean “including, without limitation.” The headings and captions herein are inserted for convenience of reference only and are not intended to govern, limit or aid in the construction of any term or provision hereof. It is the intention of the parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an Agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

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(e)	If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(f)	Except as otherwise provided herein, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective permitted assigns and transferees. This Agreement may not be assigned by any of the parties without the prior written consent of the other parties hereto.

(g)	Except as expressly contemplated herein, this Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

(h)	It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that, except as otherwise expressly provided for in this Agreement, no other person or entity shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

(i)	No provision of this Agreement may be amended, modified or waived except in writing signed by the Limited Partner, the Company and the General Partners. Except as otherwise expressly set forth herein, no delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or provided hereunder shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or provided hereunder shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided hereunder are cumulative and are not exclusive of any rights, powers and remedies provided by law.

(j)	The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

(k)	The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity, and shall not be required to post a bond or other collateral in connection therewith.

(l)	The filings announcing the transactions contemplated hereby (the “Initial Filings”) shall be mutually agreed by the Company and the Limited Partner. No party hereto shall issue, or cause to be issued, any public announcements or disseminate any marketing material concerning the existence or terms of this Agreement without the prior written approval of the other party, except to the extent such announcement is required by law or stock exchange requirements; provided, however, that the foregoing shall not apply to any press release or materials to the extent it contains substantially the same information as previously communicated in the Initial Filings or by one or more of the parties without breach of the provisions hereof. If a public announcement is required by law or stock exchange requirements, the parties hereto will consult with each other before making the public announcement. To the extent any announcement or any marketing material permitted under this Section 5(l) expressly refers to any party or its affiliates or related party, such party shall, in its sole discretion, have the right to revise such announcement or advertising or marketing material prior to granting such written approval.

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned hereby agrees to be bound by the terms and provisions set forth in this Agreement.

THE LIMITED PARTNER:

/s/ Daniel S. Och Name: Daniel S. Och

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Agreement.

OCH TRUSTS

THE FAMILY TRUST CREATED UNDER ARTICLE IV OF

THE DANIEL S. OCH 2014 DESCENDANTS’ TRUST

AGREEMENT

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

By:	/s/ Jane C. Och
Name: Jane C. Och
Title: Trustee

THE FAMILY TRUST CREATED UNDER ARTICLE III OF

THE JANE C. OCH 2011 DESCENDANTS’ TRUST

AGREEMENT

By:	/s/ Susan Och Kalver
Name: Susan Och Kalver
Title: Trustee

By:	/s/ Jonathan Och
Name: Jonathan Och
Title: Trustee

THE FAMILY TRUST CREATED UNDER ARTICLE IV OF

THE OCH CHILDREN’S TRUST 2012 AGREEMENT

By:	/s/ Daniel S. Och
Name: Daniel S. Och
Title: Trustee

By:	/s/ Jane C. Och
Name: Jane C. Och
Title: Trustee

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Agreement.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

By:	/s/ Alesia J. Haas
Name:	Alesia J. Haas
Title:	Chief Financial Officer

OCH-ZIFF HOLDING CORPORATION, as the general partner of OZM and OZA

By:	/s/ Alesia J. Haas
Name:	Alesia J. Haas
Title:	Chief Financial Officer

OCH-ZIFF HOLDING LLC, as the general partner of OZAII

By:	/s/ Alesia J. Haas
Name:	Alesia J. Haas
Title:	Chief Financial Officer